EXIBIT 3.1

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC

          1.   The name of the limited liability company is Allegheny Energy Supply Wheatland Generating Facility, LLC.

          2.   The Certificate of Amendment of the limited liability company is hereby amended as follows:

                a).   The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          3.   The foregoing amendment is to become effective immediately upon the filing of this Certificate of Amendment.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Allegheny Energy Supply Wheatland Generating Facility, LLC this 17th day of May, 2001.

                                                  Member:
                                                  ALLEGHENY ENERGY SUPPLY COMPANY, LLC
                                                  a Delaware limited liability company

                                                  By:    /s/ Patricia J. Clark
                                                  Name: Patricia J. Clark
                                                  Title: Assistant Secretary